Exhibit 99.3

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Senior Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS
EARNINGS OF $0.08 PER SHARE

FORT WAYNE, INDIANA – JULY 24, 2008 – Tower Financial Corporation (NASDAQ: TOFC) today announced second quarter 2008 net income of $342,000, or $0.08 per diluted share, compared with net income of $217,000, or $0.05 per share, for the year-ago quarter. This brings year to date net income to $1.1 million, or $0.26 per diluted share, compared to year to date net income of $394,000, or $0.09 per share at June 30, 2007.

Second quarter highlights include:

•
Assets under management in Tower Trust Company surpassed the $800 million mark. The quarter end balance of $805 million represents an increase of 33.9 percent from the second quarter 2007 and an increase of 33.5 percent from the end of the first quarter of 2008.

•	Fee income from the Trust Company was $939,000, an all-time high and a 30.6 percent increase from the second quarter 2007.

•
Net interest margin was 3.36 percent, a decline of 6 basis points from the second quarter 2007, but an increase of 21 basis points from the first quarter 2008. This was helped by growth in our in-market checking and savings deposits of $51.7 million in the past 12 months.

•
Liquidity improved as the loan to deposit ratio at the end of the second quarter 2008 was 92.3 percent compared to 97.7 percent at the end of the second quarter 2007.  Earnings assets remained relatively flat at $648 million.

•
The Company incurred approximately $210,000 in one-time expenses related to the reduction in the workforce of the Bank completed in April of 2008.  Beginning with the third quarter 2008, the Company will realize annual savings of approximately $700,000.

Balance Sheet
Company assets were $695.6 million at June 30, 2008, a decrease of $10.9 million, or 1.6 percent from December 31, 2007, and a decrease of $6.2 million, or 0.9 percent from June 30, 2007.  The decrease in assets during the first six months was primarily attributable to a decrease in loans of $21.9 million, offset by an increase in securities available for sale of $8.7 million.

While deposit levels remained relatively flat at $600.1 million as of June 30, 2008, this was a net result of $10.2 million of in-market deposit growth along with the reduction of out-of-market CD’s of $10.7 million.  The in-market growth was comprised of $30.2 million of growth in checking and savings accounts, offset by $20.0 million of reduction in CDs.  As of June 30, 2008, checking and savings accounts made up 51.0 percent of total deposits compared with 45.9 percent at December 31, 2007 and 42.7 percent as of June 30, 2007..

Shareholders' equity was $48.8 million at June 30, 2008, an increase of 1.0 percent from the $48.2 million reported at December 31, 2007. Tower’s Tier 1 and risk-based capital ratios remain above “well-capitalized” levels, increasing slightly from year-end to 11.55 percent and 12.92 percent, respectively.  Period-end common shares outstanding were 4,091,432. The Company purchased 11,964 shares of Treasury stock during the first six months of 2008 to complete the repurchase of the 65,000 shares authorized by its Stock Repurchase Plan that was announced in May 2007.

Operating Statement
Total revenue, consisting of net interest income and noninterest income, was $6.8 million for the second quarter 2008, a decrease of $250,000 from the second quarter 2007.  Second quarter 2008 net interest income decreased to $5.3 million, a decline of 5.2 percent compared to the second quarter 2007. The increase in non-performing loans during late 2007, along with a significant drop in the prime rate during the first quarter of 2008, caused the net interest margin to drop to 3.36 percent from 3.44 percent one year ago.

Noninterest income accounted for approximately 22 percent of total revenue. For the second quarter, noninterest income was $1.5 million, up 2.7 percent from the $1.4 million reported in the second quarter of 2007. Trust and brokerage fees of $939,000 accounted for 64 percent of second quarter noninterest income; they grew 30.6 percent compared to the second quarter 2007.  Currently, Tower Private Advisors manages $805.3 million in combined trust and brokerage assets, an increase of 33.9 percent above the $601.4 million of combined assets reported for the year-ago quarter.  Service charges for the Bank were $314,000, a 42.5 percent increase from the second quarter 2007.  Loan broker fees were $67,000, a 17.0 percent increase from the second quarter 2007.  Other fee income decreased by $285,000, or 65.7 percent, primarily as the result of a decrease in the market value of an investment held at the holding company.

Second quarter noninterest expense increased $318,000, or 6.0 percent from the second quarter 2007.  Increases related primarily to costs associated with the production and airtime for new television commercials and a one-time miscellaneous expense of $115,000 relating to a credit issue that was reserved for in the past in the allowance for loan loss.  Additionally, we incurred approximately $210,000 of one-time salaries and benefits expense related to the reduction in the workforce of the Bank of eight full-time equivalent employees at the beginning of the second quarter.

Asset Quality
Nonperforming assets plus delinquencies at period end were $24.7 million, or 3.54 percent of total assets. This compares with $5.7 million, or 0.81 percent of assets, for the year-ago period and with $20.0 million, or 2.84 percent of assets on December 31, 2007.   Approximately $4.4 million or 19 percent of our nonperforming assets plus delinquencies are currently performing according to the original terms of their contracts.  These loans have been partially charged down to reflect deterioration in underlying project collateral values despite each operator’s ability thus far to generate sufficient operating cash flow to service required payments.  Management considers the original loan amounts to be impaired justifying the adverse classification, but thinks the current basis fairly represents amounts collectible should the borrower actually default.  Net charge-offs were $936,000 for the quarter compared with net charge-offs of $2.0 million in the second quarter of 2007. Year to date net charge-offs were $409,000 compared with $2.6 million in the first half of 2007.

Tower's allowance for loan losses was 1.62 percent of total loans at June 30, 2008, an increase from 1.43 percent of total loans at December 31, 2007.  The increase was the net result of a reduction on loan outstanding of $21.9 million, net charge-offs of $409,000, and loan loss provision of $1.2 million.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with two subsidiaries: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; changes in the national and local economy; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.

# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At June 30, 2008 and December 31, 2007

	(unaudited)		(unaudited)
	June 30	December 31	June 30
	2008	2007	2007
ASSETS
Cash and due from banks	$22,508,927	$25,913,449	$6,977,240
Short-term investments and interest-earning deposits	11,175,161	1,781,161	154,569
Federal funds sold	5,794,850	6,135,779	10,631,456
Total cash and cash equivalents	39,478,938	33,830,389	17,763,265

Securities available for sale, at fair value	73,942,131	65,227,694	67,895,093
FHLBI and FRB stock	3,589,700	3,589,700	3,112,500
Loans Held for Sale	869,308	3,189,545	9,455,115

Loans	553,842,920	575,744,207	581,782,504
Allowance for loan losses	(8,974,052)	(8,208,162)	(7,175,809)
Net loans	544,868,868	567,536,045	574,606,695

Premises and equipment, net	9,340,820	9,549,233	6,782,316
Accrued interest receivable	2,635,972	3,246,455	3,779,111
Bank Owned Life Insurance	11,468,330	11,258,517	11,047,397
Other assets	9,389,872	9,065,564	7,199,385

Total assets	$695,583,939	$706,493,142	$701,640,877

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$84,281,872	$71,705,395	$76,035,017
Interest-bearing	515,835,743	528,984,076	519,523,019
Total deposits	600,117,615	600,689,471	595,558,036
	-	-
Federal Home Loan Bank advances	24,200,000	35,100,000	33,850,000
Junior subordinated debt	17,527,000	17,527,000	17,527,000
Accrued interest payable	835,656	1,721,972	1,623,428
Other liabilities	4,072,354	3,247,145	2,546,390
Total liabilities	646,752,625	658,285,588	651,104,854

STOCKHOLDERS' EQUITY

Preferred stock, no par value, 4,000,000 shares authorized;no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000shares authorized; issued and outstanding -4,091,432 shares at June 30, 2008 and 4,062,769 shares at December 31, 2007	39,735,315	39,482,669	39,053,685
Treasury stock, at cost, 65,000 shares at June 30, 2008and 53,036 shares at December 31, 2007	(884,376)	(758,827)	(224,655)
Retained earnings	10,083,494	9,208,719	12,559,285
Accumulated other comprehensive income (loss), net of tax of $37,897 at June 30, 2008 and $141,663at December 31, 2007	(103,119)	274,993	(852,292)
Total stockholders' equity	48,831,314	48,207,554	50,536,023

Total liabilities and stockholders' equity	$695,583,939	$706,493,142	$701,640,877

Tower Financial Corporation
Consolidated Statements of Operations
For the three months and six months ended June 30, 2008 and 2007
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30			June 30
	2008		2007	2008	2007
Interest income:
Loans, including fees		$8,348,159	$11,088,346	$17,615,558	$21,406,436
Securities - taxable		648,256	668,747	1,262,770	1,331,162
Securities - tax exempt		223,312	195,166	437,346	395,941
Other interest income		89,634	21,574	271,986	240,653
Total interest income		9,309,361	11,973,833	19,587,660	23,374,192
Interest expense:
Deposits		3,433,023	5,712,457	8,075,158	11,388,342
Fed Funds Purchased		-	516	-	516
FHLB advances		298,637	397,313	572,777	589,057
Trust preferred securities		283,071	279,957	564,720	561,606
Total interest expense		4,014,731	6,390,243	9,212,655	12,539,521

Net interest income		5,294,630	5,583,590	10,375,005	10,834,671
Provision for loan losses		875,000	1,500,000	1,175,000	2,925,000

Net interest income after provision for loan losses		4,419,630	4,083,590	9,200,005	7,909,671

Noninterest income:
Trust and brokerage fees		938,634	718,607	1,833,026	1,564,490
Service charges		314,144	220,494	635,354	489,525
Loan broker fees		66,812	57,093	127,870	82,590
Gain/(Loss) on sale of securities		-	-	59,837	-
Other fees		148,879	433,839	453,156	782,505
Total noninterest income		1,468,469	1,430,033	3,109,243	2,919,110

Noninterest expense:
Salaries and benefits		3,051,846	2,976,922	6,138,244	5,972,423
Occupancy and equipment		731,588	660,552	1,489,903	1,348,745
Marketing		224,014	99,380	374,216	178,422
Data processing		220,172	230,228	500,930	458,177
Loan and professional costs		386,418	367,022	630,068	725,835
Office supplies and postage		81,947	117,458	195,979	240,842
Courier service		75,070	94,962	164,535	195,771
Business Development		173,959	183,996	328,832	341,748
Communication Expense		80,931	51,470	151,723	126,225
FDIC Insurance Premiums		200,241	218,278	367,755	235,179
Other expense		394,239	302,308	757,024	641,504
Total noninterest expense		5,620,425	5,302,576	11,099,209	10,464,871

Income before income taxes		267,674	211,047	1,210,039	363,910
Income taxes expense		(75,033)	(6,065)	156,160	(29,815)

Net income		$342,707	$217,112	$1,053,879	$393,725

Basic earnings per common share		$0.08	$0.05	$0.26	$0.10
Diluted earnings per common share		$0.08	$0.05	$0.26	$0.09
Average common shares outstanding		4,078,934	4,073,678	4,070,539	4,071,181
Average common shares and dilutive potential common shares outstanding		4,081,245	4,146,386	4,073,905	4,152,975

Dividends declared per share	$	- 0 -	$0.044	$.044	$0.160

Tower Financial Corporation
Consolidated Financial Highlights
Second Quarter 2008
(unaudited)

	Quarterly						Year-To-Date
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
($ in thousands except for share data)	2008	2008	2007	2007	2007	2007	2008	2007

EARNINGS
Net interest income	$5,295	5,080	5,223	5,488	5,583	5,251	10,375	10,834
Provision for loan loss	$875	300	2,825	5,246	1,500	1,425	1,175	2,925
NonInterest income	$1,469	1,641	1,477	1,409	1,430	1,489	3,110	2,919
NonInterest expense	$5,620	5,479	5,325	4,941	5,303	5,162	11,099	10,465
Net income	$342	711	(784)	(2,208)	217	177	1,053	394
Basic earnings per share	$0.08	0.18	(0.19)	(0.54)	0.05	0.04	0.26	0.09
Diluted earnings per share	$0.08	0.17	(0.19)	(0.54)	0.05	0.04	0.26	0.09
Average shares outstanding	4,078,934	4,062,145	4,070,766	4,063,750	4,073,678	4,065,657	4,070,539	4,071,181
Average diluted shares outstanding	4,081,245	4,088,684	4,070,766	4,063,750	4,146,386	4,163,169	4,073,905	4,152,975

PERFORMANCE RATIOS
Return on average assets *	0.20%	0.41%	-0.45%	-1.25%	0.12%	0.11%	0.31%	0.12%
Return on average common equity *	2.79%	5.91%	-6.32%	-17.52%	1.69%	1.41%	4.35%	1.55%
Net interest margin (fully-tax equivalent) *	3.36%	3.15%	3.19%	3.31%	3.44%	3.43%	3.25%	3.43%
Efficiency ratio	83.09%	81.52%	79.48%	71.64%	75.62%	76.59%	82.31%	76.09%
Full-time equivalent employees	181.25	184.25	190.00	193.00	192.75	191.75	181.25	192.75

CAPITAL
Equity to assets	7.01%	7.15%	6.82%	6.91%	7.20%	7.52%	7.01%	7.20%
Regulatory leverage ratio	9.52%	9.33%	9.19%	9.34%	9.91%	10.28%	9.52%	9.91%
Tier 1 capital ratio	11.55%	11.35%	10.92%	11.03%	11.37%	11.81%	11.55%	11.37%
Total risk-based capital ratio	12.92%	12.51%	12.08%	12.15%	12.47%	12.97%	12.92%	12.47%
Book value per share	$11.92	12.18	11.87	12.01	12.44	12.62	11.92	12.44
Cash dividend per share	$0.00	0.044	0.044	0.044	0.044	0.044	0.044	0.088

ASSET QUALITY
Net charge-offs	$936	(527)	1,797	5,241	1,987	633	409	2,620
Net charge-offs to average loans *	0.67%	-0.37%	1.24%	3.54%	1.36%	0.47%	0.14%	0.93%
Allowance for loan losses	$8,974	9,035	8,208	7,180	7,176	7,663	8,974	7,176
Allowance for loan losses to total loans	1.62%	1.61%	1.43%	1.24%	1.23%	1.35%	1.62%	1.23%
Nonperforming loans	$19,412	20,358	18,594	7,116	4,845	5,239	19,412	4,845
Other real estate owned (OREO)	$2,500	1,527	1,452	645	744	744	2,500	744
Nonperforming assets (NPA)	$23,752	21,885	20,046	7,761	5,589	5,983	23,752	5,589
90+ Day delinquencies	$1,840	547	0	14	81	564	1,840	81
NPAs plus 90 Days delinquent	$25,592	22,432	20,046	7,775	5,670	6,547	25,592	5,670
NPAs to Total assets	3.41%	3.17%	2.84%	1.10%	0.80%	0.88%	3.41%	0.80%
NPAs+90 to Total assets	3.68%	3.25%	2.84%	1.10%	0.81%	0.96%	3.68%	0.81%
NPAs to Loans + OREO	4.27%	3.88%	3.47%	1.34%	0.96%	1.05%	4.27%	0.96%

END OF PERIOD BALANCES
Total assets	$695,584	691,208	706,493	706,914	701,641	683,032	695,584	701,641
Total earning assets	$648,345	653,906	655,668	669,988	673,032	651,077	648,345	673,032
Total loans	$553,843	562,235	575,744	579,902	581,783	568,481	553,843	581,783
Total deposits	$600,118	587,735	600,689	592,854	595,558	589,802	600,118	595,558
Stockholders' equity	$48,753	49,405	48,208	48,830	50,536	51,386	48,753	50,536

AVERAGE BALANCES
Total assets	$685,547	701,423	698,452	702,538	697,117	664,026	693,487	680,572
Total earning assets	$646,745	663,522	660,812	669,524	663,411	633,569	655,008	648,490
Total loans	$562,165	570,010	574,266	587,531	585,480	551,000	566,104	568,240
Total deposits	$580,563	607,402	595,913	596,140	597,806	575,389	593,479	586,597
Stockholders' equity	$49,252	48,427	49,199	50,014	51,579	50,779	48,869	51,179